PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
December 2, 2015

Contact:     Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. REPORTS 2015 THIRD QUARTER NON-GAAP EPS ABOVE GUIDANCE AND MAINTAINS FULL YEAR NON-GAAP EPS GUIDANCE

•	THIRD QUARTER EPS ON A NON-GAAP BASIS OF $2.66 EXCEEDED PREVIOUS GUIDANCE OF $2.45 to $2.50; GAAP EPS WAS $2.67

•	THE COMPANY MAINTAINS FULL YEAR EPS GUIDANCE OF $6.90 TO $7.00 ON A NON-GAAP BASIS

•	2015 THIRD QUARTER EPS AND FULL YEAR EPS GUIDANCE ON A NON-GAAP BASIS INCLUDE A NEGATIVE IMPACT OF $0.44 AND $1.35, RESPECTIVELY, PRIMARILY RELATED TO FOREIGN CURRENCY EXCHANGE RATES

New York, New York - PVH Corp. [NYSE: PVH] reported 2015 third quarter results.

Non-GAAP Amounts:
Non-GAAP amounts discussed in this release exclude the items that are described in this release under the heading “Non-GAAP Exclusions.” Amounts stated on a constant currency basis are also considered to be non-GAAP measures. Reconciliations of GAAP to non-GAAP amounts are presented later in this release and identify and quantify all excluded items.

Overview of Third Quarter Results:

•
Earnings per share on a non-GAAP basis was $2.66, inclusive of a $0.44 negative impact compared to the prior year primarily related to foreign currency exchange rates. Earnings per share on a non-GAAP basis excluding the negative impact primarily related to foreign currency exchange rates was $3.10, or an increase of 21% compared to the prior year’s third quarter earnings per share on a non-GAAP basis of $2.56.

•	GAAP earnings per share was $2.67 compared to $2.71 for the prior year’s third quarter.

•
Revenue increased 3% on a constant currency basis (decreased 3% on a GAAP basis to $2.16 billion) compared to the prior year’s third quarter revenue of $2.23 billion. As compared to the prior year’s third quarter, revenue increased 7% in the Calvin Klein business on a constant currency basis (was flat on a GAAP basis); increased 4% in the Tommy Hilfiger business on a constant currency basis (decreased 5% on a GAAP basis); and decreased 5% in the Heritage Brands business on a GAAP basis.

CEO Comments:
Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are very pleased with our third quarter results, which exceeded our expectations despite the difficult and volatile market environment, including the slowdown in traffic experienced in the U.S. during the quarter. Our results continued to highlight the strength of our Calvin Klein and Tommy Hilfiger International businesses and improving trends in our Heritage Brands business. The U.S. market during the second half of the quarter and currently in the fourth quarter continues to experience increased softness in traffic trends, in large part driven by the decline in international tourist traffic and spending trends coupled with unseasonably warm weather.”

Mr. Chirico continued, “Despite our better than expected third quarter results, we believe the current holiday season will continue to be very competitive and highly promotional and the volatility we are experiencing in the global environment will remain a headwind for the remainder of the year and into 2016. As a result, we believe it is prudent to maintain our full year earnings per share guidance of $6.90 to $7.00 on a non-GAAP basis.”

Mr. Chirico concluded, “While the global retail landscape continues to be uncertain with foreign currency exchange rates and global consumer spending remaining unpredictable and volatile, we believe that through the power of our designer lifestyle brands, Calvin Klein and Tommy Hilfiger, we can successfully navigate this uncertain environment. We remain focused on the strategic growth opportunities ahead of us and believe the sound execution of our business strategies and investment in our world-class brands, together with our strong balance sheet and the efforts of our dedicated and talented associates, will position us to deliver long-term growth and stockholder value.”

Third Quarter Business Review:
Calvin Klein
Revenue in the Calvin Klein business for the quarter increased 7% on a constant currency basis (was flat on a GAAP basis) from $816 million in the prior year’s third quarter. Calvin Klein North America revenue increased 7% on a constant currency basis (increased 4% on a GAAP basis) compared to the third quarter of 2014. The North America wholesale business experienced healthy growth on a constant currency basis. Revenue growth on a constant currency basis in the North America retail business was due principally to square footage expansion in Company-operated stores, including the conversion of IZOD stores to Calvin Klein Accessory and Calvin Klein Underwear stores. North America retail comparable store sales decreased 3% as compared to the prior year’s third quarter, primarily as a result of both the continued decline in traffic and consumer spending trends in the Company’s U.S. stores located in international tourist locations and unseasonably warm weather. Calvin Klein International revenue increased 7% on a constant currency basis (decreased 6% on a GAAP basis) from the prior year period. The increase on a constant currency basis was driven by strong momentum in the European and Chinese businesses. Calvin Klein International retail comparable store sales increased 2% as a result of strong performance in Europe and China, partially offset by softness in Korea and Hong Kong.

Earnings before interest and taxes on a non-GAAP basis for the quarter increased to $148 million, inclusive of a $15 million negative impact due to foreign currency exchange rates, as compared to $142 million in the prior year’s third quarter. Earnings on a constant currency basis increased 15% due principally to the constant currency revenue increase mentioned above, combined with continued gross margin improvements in both Europe and Asia. Third quarter earnings was also positively impacted by the timing of advertising expenses compared to the prior year as a result of a planned shift into the second quarter from the third quarter of 2015.

Earnings before interest and taxes on a GAAP basis for the quarter was $142 million compared to $127 million in the prior year’s third quarter. The increase was principally driven by a reduction in Warnaco integration and restructuring costs compared to the prior year’s third quarter, combined with the earnings increase on a non-GAAP basis described above.

Tommy Hilfiger
Revenue in the Tommy Hilfiger business for the quarter increased 4% on a constant currency basis (decreased 5% on a GAAP basis) from $930 million in the prior year’s third quarter. Tommy Hilfiger North America revenue increased 2% on a constant currency basis (was flat on a GAAP basis) compared to the third quarter of 2014, as growth in the wholesale business was mostly offset by softness in the retail business. North America retail comparable store sales declined 7% compared to the prior year’s third quarter due to further deterioration of traffic and consumer spending trends in the Company’s U.S. stores that are highly penetrated in international tourist locations and unseasonably warm weather. Tommy Hilfiger International revenue increased 6% on a constant currency basis (decreased 8% on a GAAP basis) from the prior year period driven by strong performance in the European business, including a 10% increase in retail comparable store sales attributable to growth across all major markets.

Earnings before interest and taxes for the quarter was $126 million on a GAAP basis, inclusive of a $20 million negative impact due to foreign currency exchange rates, compared to $155 million in the prior year’s third quarter. Earnings on a constant currency basis decreased 6% driven principally by an earnings decline in North America due to increasingly weak international tourist traffic and spending in the Company’s U.S. stores and unseasonably warm weather, which both drove more promotional selling as compared to the prior year’s third quarter, resulting in gross margins that were sharply lower than planned. This decline was partially offset by an earnings increase in Tommy Hilfiger International on a constant currency basis driven by the constant currency revenue increase noted above.

Heritage Brands
Revenue in the Heritage Brands business for the quarter decreased 5% from $487 million in the prior year’s third quarter primarily due to the continued rationalization of the Heritage Brands business, which includes the exit from the Izod retail business and the discontinuation of several licensed product lines in the dress furnishings business, as the Company focuses on its more profitable businesses. Partially offsetting this decrease was an 11% increase in comparable store sales in the Van Heusen retail business as a result of initiatives introduced in 2015.

Earnings before interest and taxes on a non-GAAP basis for the quarter increased to $43 million compared to $36 million in the prior year’s third quarter due principally to an increase in the wholesale business and an improvement in the Van Heusen retail business, combined with the exit from the Izod retail business, which was operating at a loss in the prior year’s third quarter.

Earnings before interest and taxes on a GAAP basis for the quarter was $26 million compared to $32 million in the prior year’s third quarter. The decrease was principally attributable to expenses related to the discontinuation of several licensed product lines in the dress furnishings business and the exit from the Izod retail business, partially offset by a reduction in Warnaco integration and restructuring costs incurred compared to the prior year’s third quarter.

Third Quarter Consolidated Earnings:
Earnings before interest and taxes on a non-GAAP basis for the third quarter increased 5% on a constant currency basis (decreased 7% including foreign currency exchange rate impacts) from $309 million in the prior year’s third quarter. Earnings of the Calvin Klein business grew 15% on a constant currency basis (increased 4% including foreign currency exchange rate impacts) and earnings of the Heritage Brands business grew 18%. These increases were partly offset by a 6% earnings decline in the Tommy Hilfiger business on a constant currency basis (19% decrease including foreign currency exchange rate impacts) and a $4 million increase in corporate expenses mainly attributable to associate-related benefits, primarily pension expense.

Earnings before interest and taxes on a GAAP basis was $254 million compared to $280 million in the prior year’s third quarter. The decrease was primarily due to a negative impact of foreign currency exchange rates and expenses incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business and the operation of and exit from the Izod retail business, partially offset by a reduction in Warnaco integration and restructuring costs incurred compared to the prior year’s third quarter.

Net interest expense decreased to $27 million from $32 million in the prior year’s third quarter due principally to lower average debt balances. The effective tax rate on a non-GAAP basis decreased to 15.3% compared to 23.0% in the prior year’s third quarter. The effective tax rate on a GAAP basis decreased to 1.9% compared to 8.9% in the prior year’s third quarter. The decrease in the effective tax rates is principally attributable to a favorable shift in the mix of earnings between tax jurisdictions and certain favorable discrete items in the third quarter of 2015.

Inventory at the end of the current year’s third quarter increased 7% over the prior year’s third quarter, including an overall cost increase of 4% attributable to U.S. dollar inventory purchases by the Company’s international businesses.

Nine Months Consolidated Results:
Earnings per share on a non-GAAP basis for the first nine months of 2015 was $5.53, inclusive of a $1.02 negative impact compared to the prior year primarily related to foreign currency exchange rates. Earnings per share on a non-GAAP basis excluding the negative impact primarily related to foreign currency exchange rates was $6.55, or an increase of 18% compared to earnings per share on a non-GAAP basis of $5.54 in the prior year period. GAAP earnings per share was $5.26 compared to $4.66 in the prior year period.

Revenue increased 3% on a constant currency basis (decreased 4% on a GAAP basis) compared to $6.17 billion in the prior year period.

The revenue change was due to:

•
A 5% increase on a constant currency basis (2% decrease on a GAAP basis) in the Calvin Klein business compared to the prior year period, primarily driven by strong performance in Europe and Asia. International retail comparable store sales increased 5%. North America retail comparable store sales were flat to the prior year period primarily as a result of both the decline in traffic and spending trends in the Company’s U.S. stores located in international tourist locations and unseasonably warm weather in the third quarter of the current year.

•
A 3% increase on a constant currency basis (7% decrease on a GAAP basis) in the Tommy Hilfiger business compared to the prior year period. Tommy Hilfiger North America revenue increased 2% on a constant currency basis (decreased 1% on a GAAP basis) inclusive of a 3% decrease in retail comparable store sales as a result of both the decline in traffic and spending trends in the Company’s U.S. stores located in international tourist locations and unseasonably warm weather in the third quarter of the current year. Tommy Hilfiger International revenue increased 5% on a constant currency basis (decreased 13% on a GAAP basis), driven principally by European retail comparable store sales growth of 7% and low single-digit percentage wholesale growth on a constant currency basis.

•
A 2% decrease in the Heritage Brands business compared to the prior year period, as an 11% retail comparable store sales increase in the Van Heusen business was more than offset by the revenue decrease attributable to the exit from the Izod retail business, as well as the prior year’s comparable period having the benefit of the sales attributable to the launch of IZOD at Kohl’s.

Earnings before interest and taxes on a non-GAAP basis increased 4% on a constant currency basis (decreased 8% including foreign currency exchange rate impacts) from $718 million in the prior year period. Earnings on a constant currency basis increased 15% in the Calvin Klein business (increased 5% including foreign currency exchange rate impacts) due principally to strength in Europe and Asia. Earnings in the Heritage Brands business increased 9% due principally to an earnings increase in the Van Heusen retail business and the exit from the Izod retail business, which was operating at a loss in the prior year period. Partially offsetting these increases were an earnings decline of 5% on a constant currency basis in the Tommy Hilfiger business (a decrease of 19% including foreign currency exchange rate impacts) due to weak performance in the Company’s U.S. stores located in international tourist locations, which drove more promotional selling, resulting in lower gross margins, and a $10 million increase in corporate expenses mainly attributable to associate-related benefits, primarily pension expense.

Earnings before interest and taxes on a GAAP basis was $585 million compared to $524 million in the prior year period. The increase was primarily due to the absence in 2015 of $93 million of debt modification and extinguishment costs and a reduction in Warnaco integration and restructuring costs compared to the prior year period, partially offset by the negative impact of foreign currency exchange rates and the continued rationalization of the Heritage Brands business, which includes the discontinuation of several licensed product lines in the dress furnishings business and the exit from the Izod retail business, as the Company focuses on its more profitable businesses.

Net interest expense decreased to $85 million from $107 million in the prior year period due to lower average debt balances and interest rates, combined with the effect of the amendment and restatement of the Company’s credit facility during the first quarter of 2014 and the related redemption of its 7 3/8% senior notes due 2020. Since the Warnaco acquisition, the Company has made repayments of approximately $1.1 billion on its long-term debt.

Stock Repurchase Program:
During the first nine months of 2015, the Company repurchased approximately 0.7 million shares of its common stock for $75 million (approximately 0.6 million shares of its common stock for $60 million in the third quarter) under the $500 million three-year stock repurchase program authorized by the Board of Directors in June 2015. Stock repurchases under this program may be made from time to time over the period through open market purchases, accelerated share repurchase programs, privately negotiated transactions or other methods, as the Company deems appropriate. Purchases are made based on a variety of factors, such as price, corporate requirements and overall market conditions, applicable legal requirements and limitations, restrictions under the Company’s debt arrangements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The stock repurchase program may be modified, including to increase or decrease the repurchase limitation or extend, suspend, or terminate the program, by the Company at any time, without prior notice.

2015 Guidance:
In light of the recent sales deceleration in the Company’s U.S. stores and its U.S. wholesale customers’ stores, which began in the second half of the third quarter, the Company expects to experience higher levels of promotional activity due to elevated apparel inventory levels across the retail landscape in the fourth quarter 2015 as compared to the prior year. This is in large part driven by unseasonably warm weather during the third quarter and a significant decline in traffic and apparel spending trends from tourists visiting the U.S.
The Company currently expects its full year 2015 earnings per share results to be negatively impacted versus the prior year by (i) approximately $1.25 per share from foreign currency exchange rates due to the significant strengthening of the U.S. dollar against other currencies in which the Company transacts significant levels of business, and (ii) a negative impact of approximately $0.10 per share from the Company’s Russia businesses due to political and economic instability in the region.
Please see the section entitled “Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts” at the end of this release for further detail and reconciliations of GAAP to non-GAAP amounts discussed in this section.

Full Year Guidance
The Company currently continues to project that earnings per share for the full year 2015 will be in a range of $6.90 to $7.00 on a non-GAAP basis, which includes approximately $1.35 negative impact related to foreign currency exchange rates and pressures on the Company’s Russia businesses, as described above. Excluding this negative impact, which increased from previous guidance of $1.30, earnings per share on a non-GAAP basis is expected to increase 13% to 14% compared to the prior year’s earnings per share of $7.30 on a non-GAAP basis.

Revenue in 2015 is currently projected to increase approximately 3% on a constant currency basis (decrease approximately 3% on a GAAP basis) as compared to 2014. It is currently projected that revenue for the Calvin Klein business will increase approximately 8% on a constant currency basis (increase approximately 1% on a GAAP basis). Revenue for the Tommy Hilfiger business is currently projected to increase approximately 3% on a constant currency basis (decrease approximately 7% on a GAAP basis). Revenue for the Heritage Brands business is currently projected to decrease approximately 3% on a GAAP basis.

Net interest expense for the full year 2015 is expected to be approximately $115 million, which represents an improvement from previous guidance principally due to lower than expected borrowings under short-term revolving lines of credit and repaying long-term debt earlier than anticipated. The expected decrease from $139 million in 2014 is mainly due to lower average debt balances. The Company currently estimates that the 2015 effective tax rate will be approximately 20% on a non-GAAP basis.

The Company currently expects to generate approximately $450 million of free cash flow in 2015, which will be used primarily to repay approximately $350 million of debt, of which $200 million was repaid during the first nine months of the year, as well as to repurchase stock.

The Company’s earnings per share estimate on a non-GAAP basis excludes approximately $70 million of pre-tax costs associated primarily with the Warnaco integration and related restructuring, $20 million of pre-tax costs principally associated with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business and $10 million of pre-tax costs associated with the operation of and exit from the Izod retail business. (Please see section entitled “Non-GAAP Exclusions” for details on these pre-tax costs.)

Fourth Quarter Guidance
The Company currently expects its fourth quarter 2015 earnings per share results to be negatively impacted versus the prior year period by approximately $0.33 per share primarily from foreign currency exchange rates due to the significant strengthening of the U.S. dollar against other currencies in which the Company transacts significant levels of business.

Fourth quarter 2015 earnings per share on a non-GAAP basis is currently projected to be in a range of $1.37 to $1.47, which includes approximately $0.33 per share negative impact primarily related to foreign currency exchange rates, as described above. Excluding this negative impact, earnings per share on a non-GAAP basis is expected to be in the range of a 3% decrease to a 2% increase compared to the prior year’s fourth quarter non-GAAP earnings per share of $1.76.

Revenue in the fourth quarter of 2015 is currently projected to increase approximately 5% on a constant currency basis (remain flat on a GAAP basis) compared to the prior year’s fourth quarter. It is currently projected that revenue for the Calvin Klein business in the fourth quarter will increase approximately 15% on a constant currency basis (increase approximately 10% on a GAAP basis), partially due to the benefit of the Chinese New Year, as the fourth quarter of 2015 includes the peak selling season before the Chinese New Year while the fourth quarter of 2014 did not. Revenue for the Tommy Hilfiger business in the fourth quarter is currently projected to increase approximately 1% on a constant currency basis (decrease approximately 5% on a GAAP basis). Revenue for the Heritage Brands business in the fourth quarter is currently projected to decrease approximately 4% on a GAAP basis due to the exit from the Izod retail business.

The Company currently projects that the fourth quarter 2015 net interest expense will be approximately $30 million, a reduction of approximately $2 million compared to the fourth quarter of 2014, mainly due to lower average debt balances. The Company currently estimates that the fourth quarter effective tax rate will be approximately 20.5%.

The Company’s fourth quarter earnings per share estimate on a non-GAAP basis excludes approximately $19 million of pre-tax costs associated with the integration and related restructuring of Warnaco and $4 million of pre-tax costs associated with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business. (Please see section entitled “Non-GAAP Exclusions” for details on these pre-tax costs.)

Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:

•
Pre-tax costs of approximately $70 million expected to be incurred in 2015 in connection with the integration of Warnaco and the related restructuring, of which $19 million was incurred in the first quarter, $13 million was incurred in the second quarter, $19 million was incurred in the third quarter and approximately $19 million is expected to be incurred in the fourth quarter.

•
Pre-tax costs of approximately $20 million expected to be incurred in 2015 principally related to the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business, of which $3 million was incurred in the second quarter, $13 million was incurred in the third quarter and approximately $4 million is expected to be incurred in the fourth quarter.

•
Pre-tax costs of approximately $10 million expected to be incurred in 2015 related to the operation of and exit from the Izod retail business, of which $1 million was incurred in the first quarter, $6 million was incurred in the second quarter, $3 million was incurred in the third quarter and less than $1 million is expected to be incurred in the fourth quarter.

•	A pre-tax gain of $2 million recorded in the second quarter of 2015 on the Company’s equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand.

•
Discrete tax benefits of $22 million recorded in 2015 primarily related to the resolution of uncertain tax positions, of which $2 million was recorded in the first quarter, $1 million was recorded in the second quarter and $19 million was recorded in the third quarter.

•
Pre-tax costs of $138 million incurred in 2014 in connection with (i) the integration of Warnaco and the related restructuring, including a pre-tax gain resulting from the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand, which were transferred to the Company’s joint venture operating there, and the previously consolidated Calvin Klein joint venture in India, which the Company effectively no longer controls; (ii) the sale of the G.H. Bass & Co. business, which closed in the fourth quarter of 2013 (as certain costs related to the sale were incurred in 2014); (iii) the impairment of certain Tommy Hilfiger stores in North America in the second quarter of 2014; and (iv) costs incurred in connection with the exit from a discontinued product line in the Tommy Hilfiger Japan business. Of the total costs, $26 million was incurred in the first quarter, $46 million was incurred in the second quarter, $29 million was incurred in the third quarter and $37 million was incurred in the fourth quarter.

•	Pre-tax costs of $21 million incurred in the fourth quarter of 2014 related to the exit from the Izod retail business, which includes $18 million of noncash charges related to asset impairments.

•
Pre-tax costs of $93 million recorded in the first quarter of 2014 associated with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% senior notes due 2020.

•	A pre-tax expense of $139 million recorded in the fourth quarter of 2014 related to recognized actuarial losses on retirement plans.

•
Discrete tax benefits of $92 million in 2014 primarily related to various Warnaco integration activities and the resolution of uncertain tax positions, of which $30 million was recorded in the second quarter, $25 million was recorded in the third quarter and $37 million was recorded in the fourth quarter.

•
Estimated tax effects associated with the above pre-tax items, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it had identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were identified as either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

As a supplement to the Company’s reported operating results, the Company presents constant currency financial information, which is a non-GAAP financial measure. The Company presents results in this manner because it is a global company that reports financial information in U.S. dollars in accordance with generally accepted accounting principles in the U.S. Foreign currency exchange rate fluctuations affect the amounts reported by the

Company in U.S. dollars with respect to its foreign revenues and profit. Additionally, the Company’s international businesses often purchase inventory in U.S. dollars and, as the U.S. dollar strengthens, this U.S. dollar-based inventory converts into a higher value of local currency inventory and cost of goods when the goods are sold. Exchange rate fluctuations can have a significant effect on reported operating results. The Company believes presenting constant currency information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency translation rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

These constant currency performance measures should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Please see Tables 1 through 7 and the sections entitled “Reconciliations of 2015 Constant Currency Amounts” and “Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts” later in this release for reconciliations of GAAP to non-GAAP amounts.

The Company webcasts its conference calls to review its earnings releases. The Company’s conference call to review its third quarter earnings release is scheduled for Thursday, December 3, 2015 at 9:00 a.m. EST. Please log on to the Company’s web site at www.pvh.com and go to the Press Releases page under the Investors tab to listen to the live webcast of the conference call. The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting approximately two hours after it is held. The replay of the conference call can be accessed by calling (domestic) 888-203-1112 and (international) 719-457-0820 and using passcode 947167. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call/webcast, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from its acquisition of The Warnaco Group, Inc. (“Warnaco”); (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Consolidated GAAP Income Statements
(In millions, except per share data)

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Net sales	$2,040.9	$2,114.0	$5,591.9	$5,876.0
Royalty revenue	97.4	89.3	247.0	224.0
Advertising and other revenue	26.2	29.8	68.9	72.4
Total revenue	$2,164.5	$2,233.1	$5,907.8	$6,172.4

Gross profit on net sales	$977.4	$1,048.4	$2,772.8	$2,959.0
Gross profit on royalty, advertising and other revenue	123.6	119.1	315.9	296.4
Total gross profit	1,101.0	1,167.5	3,088.7	3,255.4

Selling, general and administrative expenses	853.8	892.9	2,519.2	2,647.8

Debt modification and extinguishment costs				93.1

Equity in net income of unconsolidated affiliates	6.4	5.3	15.0	9.2

Earnings before interest and taxes	253.6	279.9	584.5	523.7

Interest expense, net	27.4	32.1	85.2	106.5

Pre-tax income	226.2	247.8	499.3	417.2

Income tax expense	4.3	22.1	61.1	29.8

Net income	221.9	225.7	438.2	387.4

Less: Net loss attributable to redeemable non-controlling interest				(0.1)

Net income attributable to PVH Corp.	$221.9	$225.7	$438.2	$387.5

Diluted net income per common share attributable to PVH Corp.(1)	$2.67	$2.71	$5.26	$4.66

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Depreciation and amortization expense	$63.0	$60.3	$187.0	$181.4

Please see following pages for information related to non-GAAP measures discussed in this release.

(1)	Please see Note A in the Notes to Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.

PVH CORP.
Non-GAAP Measures
(In millions, except per share data)

The Company believes presenting its results excluding (i) the costs incurred in 2015 and 2014 in connection with its integration of The Warnaco Group, Inc. (“Warnaco”) and the related restructuring; (ii) the costs incurred in 2015 in connection with the operation of and exit from its Izod retail business; (iii) the costs incurred in 2015 principally in connection with the discontinuation of several licensed product lines in its Heritage Brands dress furnishings business; (iv) the gain recorded in 2015 on its equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand; (v) the impairment recorded in 2014 of certain Tommy Hilfiger stores in North America; (vi) the costs incurred in 2014 related to its sale of the G.H. Bass & Co. (“Bass”) business; (vii) the costs incurred in 2014 in connection with the amendment and restatement of its credit facility and the related redemption of its 7 3/8% senior notes due 2020; (viii) the net gain recorded in 2014 on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (ix) the tax effects associated with the foregoing items; and (x) the tax benefits recorded in 2015 and 2014 associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and various Warnaco integration activities, which are on a non-GAAP basis for each year, provides useful information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding certain of the items described above are also the basis for certain incentive compensation calculations.

The following table presents the Company’s non-GAAP measures that are discussed in this release. Please see Tables 1 through 7 for reconciliations of the GAAP amounts to amounts on a non-GAAP basis.

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Non-GAAP Measures
Total gross profit(1)	$1,106.8	$1,170.4	$3,069.2	$3,259.3
Selling, general and administrative expenses(2)	824.8	866.7	2,423.4	2,550.7
Equity in net income of unconsolidated affiliates(3)			12.8
Earnings before interest and taxes(4)	288.4	309.0	658.6	717.8
Income tax expense(5)	39.9	63.8	112.9	150.7
Net income attributable to PVH Corp.(6)	221.1	213.1	460.5	460.7
Diluted net income per common share attributable to PVH Corp.(7)	$2.66	$2.56	$5.53	$5.54

Depreciation and amortization expense(8)	$61.4	$59.0	$182.2	$177.1

(1) Please see Table 3 for reconciliations of GAAP gross profit to gross profit on a non-GAAP basis.
(2) Please see Table 4 for reconciliations of GAAP selling, general and administrative expenses (“SG&A”) to SG&A on a non-GAAP basis.
(3) Please see Table 5 for reconciliation of GAAP equity in net income of unconsolidated affiliates to equity in net income of unconsolidated affiliates on a non-GAAP basis.
(4) Please see Table 2 for reconciliations of GAAP earnings before interest and taxes to earnings before interest and taxes on a non-GAAP basis.
(5)    Please see Table 6 for reconciliations of GAAP income tax expense to income tax expense on a non-GAAP basis and an explanation of the calculation of the tax effects associated with the pre-tax items identified as non-GAAP exclusions.

(6) Please see Table 1 for reconciliations of GAAP net income to net income on a non-GAAP basis.
(7) Please see Note A in the Notes to Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.
(8) Please see Table 7 for reconciliations of GAAP depreciation and amortization expense to depreciation and amortization expense on a non-GAAP basis.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts
(In millions, except per share data)

Table 1 - Reconciliations of GAAP net income to net income on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Net income attributable to PVH Corp.	$221.9	$225.7	$438.2	$387.5

Diluted net income per common share attributable to PVH Corp.(1)	$2.67	$2.71	$5.26	$4.66

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring		2.9		3.9

Gross profit associated with the operation of and exit from the Izod retail business	(3.0)		(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business	8.8		8.8

SG&A expenses associated with integration of Warnaco and related restructuring	18.9	26.2	50.8	101.8

SG&A expenses associated with the operation of and exit from the Izod retail business	5.8		37.4

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	4.3		7.6

Gain recorded on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand (recorded in equity in net income of unconsolidated affiliates)			(2.2)

Impairment of certain Tommy Hilfiger North America stores (recorded in SG&A)				2.3

Costs associated with the sale of Bass (recorded in SG&A)				1.0

Net gain on deconsolidation of subsidiaries and consolidated joint venture (recorded in SG&A)				(8.0)

Debt modification and extinguishment costs				93.1

Tax effects of the above items(2)	(17.1)	(16.8)	(30.3)	(66.0)

Discrete tax benefits primarily related to the resolution of uncertain tax positions	(18.5)	(15.3)	(21.5)	(45.3)

Discrete tax benefit primarily related to the Warnaco integration		(9.6)		(9.6)

Net income on a non-GAAP basis attributable to PVH Corp.	$221.1	$213.1	$460.5	$460.7

Diluted net income per common share on a non-GAAP basis attributable to PVH Corp.(1)	$2.66	$2.56	$5.53	$5.54

(1)   Please see Note A in the Notes to the Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.

(2) Please see Table 6 for an explanation of the calculation of the tax effects of the above items.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 2 - Reconciliations of GAAP earnings before interest and taxes to earnings before interest and taxes on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Earnings before interest and taxes	$253.6	$279.9	$584.5	$523.7

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring		2.9		3.9

Gross profit associated with the operation of and exit from the Izod retail business	(3.0)		(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business	8.8		8.8

SG&A expenses associated with integration of Warnaco and related restructuring	18.9	26.2	50.8	101.8

SG&A expenses associated with the operation of and exit from the Izod retail business	5.8		37.4

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	4.3		7.6

Gain recorded on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand (recorded in equity in net income of unconsolidated affiliates)			(2.2)

Impairment of certain Tommy Hilfiger North America stores (recorded in SG&A)				2.3

Costs associated with the sale of Bass (recorded in SG&A)				1.0

Net gain on deconsolidation of subsidiaries and consolidated joint venture (recorded in SG&A)				(8.0)

Debt modification and extinguishment costs				93.1

Earnings before interest and taxes on a non-GAAP basis	$288.4	$309.0	$658.6	$717.8

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 3 - Reconciliations of GAAP gross profit to gross profit on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Gross profit	$1,101.0	$1,167.5	$3,088.7	$3,255.4

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring		2.9		3.9

Gross profit associated with the operation of and exit from the Izod retail business	(3.0)		(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business	8.8		8.8

Gross profit on a non-GAAP basis	$1,106.8	$1,170.4	$3,069.2	$3,259.3

Table 4 - Reconciliations of GAAP SG&A to SG&A on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

SG&A	$853.8	$892.9	$2,519.2	$2,647.8

Items excluded:

SG&A expenses associated with integration of Warnaco and related restructuring	(18.9)	(26.2)	(50.8)	(101.8)

SG&A expenses associated with the operation of and exit from the Izod retail business	(5.8)		(37.4)

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	(4.3)		(7.6)

Impairment of certain Tommy Hilfiger North America stores				(2.3)

Costs associated with the sale of Bass				(1.0)

Net gain on deconsolidation of subsidiaries and consolidated joint venture				8.0

SG&A on a non-GAAP basis	$824.8	$866.7	$2,423.4	$2,550.7

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 5 - Reconciliation of GAAP equity in net income of unconsolidated affiliates to equity in net income of unconsolidated affiliates on a non-GAAP basis

Nine Months Ended
11/1/15

Equity in net income of unconsolidated affiliates	$15.0

Items excluded:

Gain recorded on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand	(2.2)

Equity in net income of unconsolidated affiliates on a non-GAAP basis	$12.8

Table 6 - Reconciliations of GAAP income tax expense to income tax expense on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Income tax expense	$4.3	$22.1	$61.1	$29.8

Items excluded:

Tax effects of pre-tax items identified as non-GAAP exclusions (1)	17.1	16.8	30.3	66.0

Discrete tax benefits primarily related to the resolution of uncertain tax positions	18.5	15.3	21.5	45.3

Discrete tax benefit primarily related to the Warnaco integration		9.6		9.6

Income tax expense on a non-GAAP basis	$39.9	$63.8	$112.9	$150.7

(1) The estimated tax effects of the Company’s non-GAAP exclusions are based on the Company’s assessment of taxability and deductibility. In making this assessment, the Company evaluated each pre-tax item that it has identified as a non-GAAP exclusion to determine if such item is taxable or tax deductible and, if so, in what jurisdiction the tax expense or tax deduction would occur. All of the pre-tax items identified as non-GAAP exclusions were assumed to be either primarily taxable or tax deductible, with the tax effects taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effects.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 7 - Reconciliations of GAAP depreciation and amortization expense to depreciation and amortization expense on a non-GAAP basis

	Quarter Ended		Nine Months Ended
	11/1/15	11/2/14	11/1/15	11/2/14

Depreciation and amortization expense	$63.0	$60.3	$187.0	$181.4

Items excluded:

Depreciation and amortization associated with integration of Warnaco and related restructuring	(1.6)	(1.3)	(4.8)	(4.3)

Depreciation and amortization expense on a non-GAAP basis	$61.4	$59.0	$182.2	$177.1

PVH CORP.
Notes to Consolidated GAAP Income Statements
(In millions, except per share data)

A.    The Company computed its diluted net income per common share as follows:

	Quarter Ended				Quarter Ended
	11/1/15				11/2/14
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments	(1)	Results	Results	Adjustments	(2)	Results

Net income attributable to PVH Corp.	$221.9	$0.8		$221.1	$225.7	$12.6		$213.1

Weighted average common shares	82.4			82.4	82.4			82.4
Weighted average dilutive securities	0.7			0.7	0.9			0.9
Total shares	83.1			83.1	83.3			83.3

Diluted net income per common share attributable to PVH Corp.	$2.67			$2.66	$2.71			$2.56

	Nine Months Ended				Nine Months Ended
	11/1/15				11/2/14
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments	(1)	Results	Results	Adjustments	(2)	Results

Net income attributable to PVH Corp.	$438.2	$(22.3)		$460.5	$387.5	$(73.2)		$460.7

Weighted average common shares	82.6			82.6	82.3			82.3
Weighted average dilutive securities	0.7			0.7	0.9			0.9
Total shares	83.3			83.3	83.2			83.2

Diluted net income per common share attributable to PVH Corp.	$5.26			$5.53	$4.66			$5.54

(1)
Represents the impact on net income in the periods ended November 1, 2015 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the gain recorded on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand; (v) the tax effects associated with the foregoing items; and (vi) the tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions. Please see Table 1 for a reconciliation of GAAP net income to net income on a non-GAAP basis.

(2) Represents the impact on net income in the periods ended November 2, 2014 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the impairment of certain Tommy Hilfiger stores in North America; (iii) the costs incurred in 2014 related to the sale of the Bass business; (iv) the costs incurred in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% senior notes due 2020; (v) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (vi) the tax effects associated with the foregoing items; and (vii) the tax benefits associated with non-recurring discrete items related to the resolution of uncertain tax positions and various Warnaco integration activities. Please see Table 1 for a reconciliation of GAAP net income to net income on a non-GAAP basis.

PVH CORP.
Consolidated Balance Sheets
(In millions)

	11/1/15	11/2/14
ASSETS
Current Assets:
Cash and Cash Equivalents	$369.9	$365.1
Receivables	866.2	910.7
Inventories	1,332.0	1,239.9
Other Current Assets	290.1	351.0
Total Current Assets	2,858.2	2,866.7
Property, Plant and Equipment	731.8	707.6
Goodwill and Other Intangible Assets	6,921.9	7,361.4
Other Assets	293.5	330.0
	$10,805.4	$11,265.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$1,214.7	$1,239.5
Short-Term Borrowings	27.6	39.9
Current Portion of Long-Term Debt	124.1	99.3
Other Liabilities	1,677.9	1,684.5
Long-Term Debt	3,215.5	3,618.7
Stockholders’ Equity	4,545.6	4,583.8
	$10,805.4	$11,265.7

Note: Year over year balances are impacted by changes in foreign currency exchange rates.

PVH CORP.
Segment Data
(In millions)

REVENUE BY SEGMENT
	Quarter Ended	Quarter Ended
	11/1/15	11/2/14

Calvin Klein North America
Net sales	$420.1	$404.2
Royalty revenue	43.9	38.6
Advertising and other revenue	13.8	15.8
Total	477.8	458.6

Calvin Klein International
Net sales	308.8	328.4
Royalty revenue	21.0	20.5
Advertising and other revenue	6.5	8.7
Total	336.3	357.6

Total Calvin Klein
Net sales	728.9	732.6
Royalty revenue	64.9	59.1
Advertising and other revenue	20.3	24.5
Total	814.1	816.2

Tommy Hilfiger North America
Net sales	416.5	421.7
Royalty revenue	13.4	10.0
Advertising and other revenue	4.0	3.4
Total	433.9	435.1

Tommy Hilfiger International
Net sales	439.1	478.3
Royalty revenue	13.6	14.9
Advertising and other revenue	1.0	1.3
Total	453.7	494.5

Total Tommy Hilfiger
Net sales	855.6	900.0
Royalty revenue	27.0	24.9
Advertising and other revenue	5.0	4.7
Total	887.6	929.6

Heritage Brands Wholesale
Net sales	384.0	393.8
Royalty revenue	4.9	4.6
Advertising and other revenue	0.8	0.5
Total	389.7	398.9

Heritage Brands Retail
Net sales	72.4	87.6
Royalty revenue	0.6	0.7
Advertising and other revenue	0.1	0.1
Total	73.1	88.4

Total Heritage Brands
Net sales	456.4	481.4
Royalty revenue	5.5	5.3
Advertising and other revenue	0.9	0.6
Total	462.8	487.3

Total Revenue
Net sales	2,040.9	2,114.0
Royalty revenue	97.4	89.3
Advertising and other revenue	26.2	29.8
Total	$2,164.5	$2,233.1

PVH CORP.
Segment Data (continued)
(In millions)

EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT

	Quarter Ended			Quarter Ended
	11/1/15			11/2/14
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Calvin Klein North America	$80.2	$(2.7)	$82.9	$76.5	$(2.1)	$78.6

Calvin Klein International	61.5	(3.9)	65.4	50.4	(13.2)	63.6

Total Calvin Klein	141.7	(6.6)	148.3	126.9	(15.3)	142.2

Tommy Hilfiger North America	57.1		57.1	75.4		75.4

Tommy Hilfiger International	68.6		68.6	80.1		80.1

Total Tommy Hilfiger	125.7		125.7	155.5		155.5

Heritage Brands Wholesale	25.3	(14.5)	39.8	33.5	(4.7)	38.2

Heritage Brands Retail	0.5	(2.8)	3.3	(1.9)		(1.9)

Total Heritage Brands	25.8	(17.3)	43.1	31.6	(4.7)	36.3

Corporate	(39.6)	(10.9)	(28.7)	(34.1)	(9.1)	(25.0)

Total earnings before interest and taxes	$253.6	$(34.8)	$288.4	$279.9	$(29.1)	$309.0

(1)
Adjustments for the quarter ended November 1, 2015 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; and (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business.

(2)	Adjustments for the quarter ended November 2, 2014 represent the elimination of the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring.

PVH CORP.
Segment Data (continued)
(In millions)

REVENUE BY SEGMENT
	Nine Months Ended	Nine Months Ended
	11/1/15	11/2/14
Calvin Klein North America
Net sales	$1,037.0	$1,038.8
Royalty revenue	103.1	87.7
Advertising and other revenue	34.7	35.7
Total	1,174.8	1,162.2

Calvin Klein International
Net sales	865.2	913.4
Royalty revenue	57.0	56.9
Advertising and other revenue	19.6	23.6
Total	941.8	993.9

Total Calvin Klein
Net sales	1,902.2	1,952.2
Royalty revenue	160.1	144.6
Advertising and other revenue	54.3	59.3
Total	2,116.6	2,156.1

Tommy Hilfiger North America
Net sales	1,142.8	1,162.9
Royalty revenue	32.9	22.3
Advertising and other revenue	9.4	7.4
Total	1,185.1	1,192.6

Tommy Hilfiger International
Net sales	1,239.5	1,424.0
Royalty revenue	38.0	42.4
Advertising and other revenue	2.8	3.4
Total	1,280.3	1,469.8

Total Tommy Hilfiger
Net sales	2,382.3	2,586.9
Royalty revenue	70.9	64.7
Advertising and other revenue	12.2	10.8
Total	2,465.4	2,662.4

Heritage Brands Wholesale
Net sales	1,059.5	1,079.8
Royalty revenue	14.3	12.7
Advertising and other revenue	2.2	1.9
Total	1,076.0	1,094.4

Heritage Brands Retail
Net sales	247.9	257.1
Royalty revenue	1.7	2.0
Advertising and other revenue	0.2	0.4
Total	249.8	259.5

Total Heritage Brands
Net sales	1,307.4	1,336.9
Royalty revenue	16.0	14.7
Advertising and other revenue	2.4	2.3
Total	1,325.8	1,353.9

Total Revenue
Net sales	5,591.9	5,876.0
Royalty revenue	247.0	224.0
Advertising and other revenue	68.9	72.4
Total	$5,907.8	$6,172.4

PVH CORP.
Segment Data (continued)
(In millions)

EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT

	Nine Months Ended			Nine Months Ended
	11/1/15			11/2/14
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Calvin Klein North America	$166.7	$(5.6)	$172.3	$172.9	$(10.8)	$183.7

Calvin Klein International	145.5	(7.6)	153.1	97.8	(28.5)	126.3

Total Calvin Klein	312.2	(13.2)	325.4	270.7	(39.3)	310.0

Tommy Hilfiger North America	146.2		146.2	180.9	(2.3)	183.2

Tommy Hilfiger International	169.3		169.3	205.4		205.4

Total Tommy Hilfiger	315.5		315.5	386.3	(2.3)	388.6

Heritage Brands Wholesale	72.9	(23.5)	96.4	84.4	(13.0)	97.4

Heritage Brands Retail	(2.3)	(9.1)	6.8	(3.8)	(1.0)	(2.8)

Total Heritage Brands	70.6	(32.6)	103.2	80.6	(14.0)	94.6

Corporate	(113.8)	(28.3)	(85.5)	(213.9)	(138.5)	(75.4)

Total earnings before interest and taxes	$584.5	$(74.1)	$658.6	$523.7	$(194.1)	$717.8

(1)
Adjustments for the nine months ended November 1, 2015 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; and (iv) the gain recorded on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand.

(2)
Adjustments for the nine months ended November 2, 2014 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the impairment of certain Tommy Hilfiger stores in North America; (iii) the costs incurred related to the sale of the Bass business; (iv) the costs incurred in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% notes due 2020; and (v) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India.

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts
(In millions)

As a supplement to the Company’s reported operating results, the Company presents constant currency financial information, which is a non-GAAP financial measure. The Company presents results in this manner because it is a global company that reports financial information in U.S. dollars in accordance with generally accepted accounting principles in the U.S. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues and profit. Additionally, the Company’s international businesses often purchase inventory in U.S. dollars and, as the U.S. dollar strengthens, this U.S. dollar-based inventory converts into a higher value of local currency inventory and cost of goods when the goods are sold. Exchange rate fluctuations can have a significant effect on reported operating results. The Company believes presenting constant currency information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency translation rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, the Company’s operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

	Revenue as Reported		% Change
	Quarter Ended		As Reported	Impact of Foreign Exchange Translation	Constant Currency
	11/1/15	11/2/14

Calvin Klein North America	$477.8	$458.6	4.2%	(2.7)%	6.9%
Calvin Klein International	336.3	357.6	(6.0)%	(12.9)%	6.9%
Total Calvin Klein	814.1	816.2	(0.3)%	(7.2)%	6.9%

Tommy Hilfiger North America	$433.9	$435.1	(0.3)%	(2.6)%	2.3%
Tommy Hilfiger International	453.7	494.5	(8.3)%	(14.5)%	6.2%
Total Tommy Hilfiger	887.6	929.6	(4.5)%	(8.9)%	4.4%

Total Revenue	$2,164.5	$2,233.1	(3.1)%	(6.5)%	3.4%

	Revenue as Reported		% Change
	Nine Months Ended		As Reported	Impact of Foreign Exchange Translation	Constant Currency
	11/1/15	11/2/14

Total Calvin Klein	$2,116.6	$2,156.1	(1.8)%	(7.0)%	5.2%

Tommy Hilfiger North America	$1,185.1	$1,192.6	(0.6)%	(2.2)%	1.6%
Tommy Hilfiger International	1,280.3	1,469.8	(12.9)%	(17.4)%	4.5%
Total Tommy Hilfiger	2,465.4	2,662.4	(7.4)%	(10.6)%	3.2%

Total Revenue	$5,907.8	$6,172.4	(4.3)%	(7.2)%	2.9%

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts (continued)
(In millions)

	Total Calvin Klein Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange Translation	Constant Currency

Quarter Ended 11/1/15	$141.7	$(6.6)	$148.3	$(15.2)	$163.5
Quarter Ended 11/2/14	126.9	(15.3)	142.2	—	142.2
% Change			4.3%		15.0%

	Total Tommy Hilfiger Earnings Before Interest and Taxes
	As Reported	Impact of Foreign Exchange Translation	Constant Currency

Quarter Ended 11/1/15	$125.7	$(20.5)	$146.2
Quarter Ended 11/2/14	155.5	—	155.5
% Change			(6.0)%

	Total Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange Translation	Constant Currency

Quarter Ended 11/1/15	$253.6	$(34.8)	$288.4	$(37.3)	$325.7
Quarter Ended 11/2/14	279.9	(29.1)	309.0	—	309.0
% Change			(6.7)%		5.4%

	Total Calvin Klein Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange Translation	Constant Currency

Nine Months Ended 11/1/15	$312.2	$(13.2)	$325.4	$(31.2)	$356.6
Nine Months Ended 11/2/14	270.7	(39.3)	310.0	—	310.0
% Change			5.0%		15.0%

	Total Tommy Hilfiger Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange Translation	Constant Currency

Nine Months Ended 11/1/15	$315.5	$—	$315.5	$(53.9)	$369.4
Nine Months Ended 11/2/14	386.3	(2.3)	388.6	—	388.6
% Change			(18.8)%		(4.9)%

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts (continued)
(In millions)

	Total Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange Translation	Constant Currency

Nine Months Ended 11/1/15	$584.5	$(74.1)	$658.6	$(88.4)	$747.0
Nine Months Ended 11/2/14	523.7	(194.1)	717.8	—	717.8
% Change			(8.2)%		4.1%

(1)
Represents the impact from the elimination of (i) the costs incurred in the periods ended November 1, 2015 and November 2, 2014 in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in the periods ended November 1, 2015 in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred in the periods ended November 1, 2015 principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the gain recorded in the nine months ended November 1, 2015 on the equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand; (v) the impairment recorded in the nine months ended November 2, 2014 of certain Tommy Hilfiger stores in North America; (vi) the costs incurred in the nine months ended November 2, 2014 related to the sale of the Bass business; (vii) the costs incurred in the nine months ended November 2, 2014 in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% notes due 2020; and (viii) the net gain recorded in the nine months ended November 2, 2014 on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India. Please see Table 2 in the section entitled “Reconciliations of GAAP to Non-GAAP Amounts” for more detail.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its (1) 2015 estimated results excluding (a) the costs expected to be incurred in connection with its integration of Warnaco and the related restructuring; (b) the costs expected to be incurred in connection with the operation of and exit from its Izod retail business; (c) the costs expected to be incurred principally in connection with the discontinuation of several licensed product lines in its Heritage Brands dress furnishings business; (d) the gain recorded on its equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand; (e) the estimated tax effects associated with these costs; and (f) the tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions, and (2) 2014 results excluding (a) the costs incurred in connection with its integration of Warnaco and the related restructuring; (b) the costs incurred in connection with the exit from its Izod retail business, including noncash impairment charges; (c) the costs incurred in connection with its exit from a discontinued product line in the Tommy Hilfiger Japan business; (d) the impairment of certain Tommy Hilfiger stores in North America; (e) the costs incurred related to the sale of its Bass business; (f) the costs incurred in connection with the amendment and restatement of its credit facility and the related redemption of its 7 3/8% senior notes due 2020; (g) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (h) the recognized actuarial loss on retirement plans; (i) the estimated tax effects associated with these costs; and (j) tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and various Warnaco integration activities. The 2015 estimated results and 2014 results are on a non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding certain of the items described above are also the basis for certain incentive compensation calculations. The estimated tax effects associated with the above costs are based on the Company’s assessment of taxability and deductibility. In making this assessment, the Company evaluated each pre-tax item that it has identified as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were assumed to be either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

Net Income Per Common Share Reconciliations	Current Guidance		Previous Guidance
	Full Year 2015 (Estimated)	Fourth Quarter 2015 (Estimated)	Full Year 2015 (Estimated)	Third Quarter 2015 (Estimated)

GAAP net income per common share attributable to PVH Corp.	$6.41 - $6.51	$1.14 - $1.24	$6.24 - $6.34	$2.19 - $2.24
Estimated per common share impact of items identified as non-GAAP exclusions	$(0.49)	$(0.23)	$(0.66)	$(0.26)
Net income per common share attributable to PVH Corp. excluding impact of items identified as non-GAAP exclusions	$6.90 - $7.00	$1.37 - $1.47	$6.90 - $7.00	$2.45 - $2.50

2015 Tax Rate Reconciliation	Full Year 2015 (Estimated)

GAAP tax rate	14.0%
Estimated tax effects of items identified as non-GAAP exclusions and discrete tax benefits related to the resolution of uncertain tax positions	(6.0)%
Tax rate on a non-GAAP basis	20.0%

The GAAP net income per common share amounts presented in the above table are being provided solely to comply with applicable SEC rules and are not, and should not be construed to be, guidance for the Company’s 2015 fiscal year. The Company’s net income per common share, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of acquisition, restructuring, divestment or similar transactions or activities, the timing and strategy of restructuring and integration initiatives or other one-time events, if any, that the Company engages in or suffers during the period or any market or other changes affecting the Company’s expected actuarial gain or loss on retirement plans. The Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity that has not been announced or completed.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts (continued)

2015 Estimated Revenue on a Constant Currency Basis Reconciliation	Full Year 2015 (Estimated) (Consolidated)	Full Year 2015 (Estimated) (Calvin Klein)	Full Year 2015 (Estimated) (Tommy Hilfiger)	Fourth Quarter 2015 (Estimated) (Consolidated)	Fourth Quarter 2015 (Estimated) (Calvin Klein)	Fourth Quarter 2015 (Estimated) (Tommy Hilfiger)

GAAP revenue (decrease) increase	(3)%	1%	(7)%	0%	10%	(5)%
Impact of foreign exchange translation	(6)%	(7)%	(10)%	(5)%	(5)%	(6)%
Non-GAAP revenue increase on a constant currency basis	3%	8%	3%	5%	15%	1%

Please refer to the section entitled “Reconciliations of 2015 Constant Currency Amounts” for a description of the presentation of constant currency amounts.

Reconciliation of GAAP Diluted Net Income Per Common Share to Diluted Net Income Per Common Share on a Non-GAAP Basis

(In millions, except per share data)

	Full Year 2014				Fourth Quarter 2014
	(Actual)				(Actual)
	Results Under GAAP	Adjustments	(1)	Non-GAAP Results	Results Under GAAP	Adjustments	(2)	Non-GAAP Results

Net income attributable to PVH Corp.	$439.0	$(168.8)		$607.8	$51.5	$(95.6)		$147.1
Total weighted average shares	83.3			83.3	83.4			83.4

Diluted net income per common share attributable to PVH Corp.	$5.27			$7.30	$0.62			$1.76

(1) Represents the impact on net income in the year ended February 1, 2015 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the Company’s exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; (iv) the impairment of certain Tommy Hilfiger stores in North America; (v) the costs incurred related to the sale of the Bass business; (vi) the costs incurred in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% senior notes due 2020; (vii) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (viii) the recognized actuarial loss on retirement plans; (ix) the tax effects associated with the foregoing items; and (x) the tax benefits associated with non-recurring discrete items primarily related to various Warnaco integration activities and the resolution of uncertain tax positions.

(2) Represents the impact on net income in the quarter ended February 1, 2015 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the Company’s exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; (iv) the recognized actuarial loss on retirement plans; (v) the tax effects associated with the foregoing items; and (vi) the tax benefits associated with non-recurring discrete items related to the resolution of uncertain tax positions.